SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2011

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey		07974
(Address of Principal Executive Office)		(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 12, 2011, C. R. Bard, Inc., a New Jersey corporation (the “Company”), J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as Joint Lead Arrangers and Joint Bookrunners), JPMorgan Chase Bank, N.A. (as Administrative Agent), Bank of America, N.A. (as Syndication Agent) and Barclays Bank PLC, Goldman Sachs Bank USA, Wells Fargo Bank, National Association and Royal Bank of Canada (each as Documentation Agents) entered into a Credit Agreement (the “Credit Agreement”). The Credit Agreement replaces the Company’s Amended and Restated Credit Agreement, dated as of June 28, 2007.

The Credit Agreement provides for the extension of unsecured credit in the form of revolving or swingline loans (subject to a sublimit) or letters of credit (subject to a sublimit) during a five-year term, in an aggregate principal amount not in excess of $600,000,000 at any time outstanding. The Company has the ability to increase commitments under the credit facility by up to $250,000,000 subject to certain conditions. The loans may be made in U.S. Dollars. The credit facility is to be used for general corporate purposes (including commercial paper back-up).

Interest under the credit facility for LIBOR-based loans is based on LIBOR plus a specified margin per annum based on the Company’s credit rating. For alternate base rate loans (including swingline loans), interest is based on a specified margin plus the greatest of (i) the prime rate of JPMorgan Chase Bank, N.A., in effect in New York City, (ii) the federal funds rate plus 0.50% and (iii) one month LIBOR plus 1.00%. The Company is also required to pay, on a quarterly basis, a facility fee on the daily amount of the commitments under the credit facility, whether used or unused. Additionally, the Company will be required to pay certain administrative and fronting fees related to any issued letters of credit.

Pursuant to covenants in the Credit Agreement, the Company cannot exceed a certain debt to total capital ratio. In addition, the Credit Agreement contains customary affirmative and negative covenants, as well as customary events of default that permit the lenders to declare the amounts outstanding, including principal, all accrued interest and unpaid fees, payable immediately. The Credit Agreement will expire (i) on the earlier of (a) October 12, 2016 and (b) the date of termination in whole of the commitments upon an optional termination or reduction of the commitments by the Company or upon an event of default; or (ii) in the case of extended commitments, on a date specified in the applicable extension offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC. (Registrant)

By:	/s/ Stephen J. Long
Stephen J. Long
Vice President and General Counsel

October 17, 2011